SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): February 24, 1998

                             FAC REALTY TRUST, INC.
                             ----------------------
               (Exact name of registrant as specified in charter)



Maryland                    1-11998                          56-1819372
-----------                 --------                         ----------
(State or other             (Commission                      (IRS Employer
jurisdiction of             File Number)                     Identification No.)
incorporation)


          11000 Regency Parkway, Suite 300, Cary, North Carolina 27511
                  ---------------------------------------------
                        (Address of principal executive
                          offices, including zip code)

                                 (919) 462-8787
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

         On February 24, 1998, FAC Realty Trust, Inc., a Maryland corporation (the "Company"), entered into a Master Agreement by and among the Company, FAC Properties, L.P., Konover Management South Corp. and the other parties set forth therein (the "Master Agreement"), pursuant to which the Company has agreed to acquire 11 community shopping centers totaling approximately 2.0 million square feet and valued at nearly $100 million (the "Transaction"). The purchase price includes the assumption of approximately $76 million in debt. The remaining $24 million will be paid in cash or a combination of cash and the issuance of limited partnership interests ("Units") of FAC Properties, L.P., the entity through which the Company conducts substantially all of its business. The Units will be issued at $9.50 per Unit and each Unit will be redeemable one year from its issuance for a share of common stock of the Company or, at the Company's option, the cash value thereof. Of the $24 million, $17 million will be paid at closing and the remaining $7 million will be paid in cash over a three-year period with interest at 7.75% per annum. In addition, the Company will issue 200,000 warrants to Mr. Simon Konover. One hundred thousand of the warrants have an exercise price of $9.50 per share, and the remaining 100,000 warrants have an exercise price of $12.50 per share. The warrants vest in 20% increments over a five-year period and may be subject to forfeiture upon the occurrence of certain events.

         The Company intends to operate under the name "Konover Property Trust" upon completion of the Transaction and approval of the name change by the shareholders. In addition, Simon Konover, the founder of Konover Associates, will become Chairman of the Board of the Company upon the acquisition of the shopping centers.

         The closing contemplated by the Master Agreement is subject to customary closing conditions, and no assurance can be made that the Transaction will, in fact, close.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

         (a)      Financial statements of business acquired.

                  Konover and Associates South

                    Report of Independent Public Accountants

                    Combined Statement of Revenue and Certain Expenses

                    Notes to Combined Statement of Revenue and Certain Expenses

         b)       Pro forma financial information.

                  Unaudited Pro Forma Condensed Consolidated Financial
                  Statements

                    Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998

                    Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ending December 31, 1997

                    Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three month period ending March 31, 1998

                    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

         (c)      Exhibits.

                  The following exhibits are filed herewith:

                  2.1 Master Agreement by and among the FAC Realty Trust, Inc., FAC Properties, L.P., Konover Management South Corp. and the other parties set forth therein (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ending March 31,
                           1998)

                  23.1     Consent of Arthur Andersen LLP

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                            FAC REALTY TRUST, INC.

                                            /s/ Patrick M. Miniutti
                                            --------------------------
                                                Patrick M. Miniutti
                                                EXECUTIVE VICE PRESIDENT AND
                                                CHIEF FINANCIAL OFFICER



Date:    June 3, 1998

         KONOVER AND ASSOCIATES SOUTH


         FINANCIAL STATEMENTS AS OF DECEMBER 31, 1997
         TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

 .

         REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


         To the Board of Directors of
         FAC Realty Trust, Inc.:


         We have audited the accompanying Combined Statement of Revenue and Certain Expenses of Konover & Associates South as described in Notes 1 and 2 for the year ended December 31, 1997. This combined financial statement is the responsibility of Konover & Associates South's management. Our responsibility is to express an opinion on this combined financial statement based on our audit.


         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statement. An audit also includes assessing the basis of accounting used and the significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


         The accompanying Combined Statement of Revenue and Certain Expenses was prepared using the basis of accounting described in Note 1 for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of FAC Realty, Inc. and is not intended to be a complete presentation of Konover & Associates South's revenue and expenses.


         In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses described in Notes 1 and 2 of Konover & Associates South for the year ended December 31, 1997, in conformity with generally accepted accounting principles.




                                               /s/ Arthur Andersen LLP



         Raleigh, North Carolina,
         April 24, 1998




                          KONOVER AND ASSOCIATES SOUTH

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
   FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND THE YEAR ENDED
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)




                                                                            THREE MONTHS ENDED        YEAR ENDED
                                                                              MARCH 31, 1998      DECEMBER 31, 1997
                                                                               (Unaudited)
                                                                            -------------------  -------------------
RENTAL INCOME                                                                 $3,272                 $12,528
                                                                             -------                 -------
CERTAIN EXPENSES:
    Repairs and maintenance                                                      332                   1,240
    Utilities                                                                     71                     344
    Insurance                                                                     75                     294
    Real estate taxes                                                            363                   1,508
    Ground rent expense                                                            7                      27
                                                                              ------                --------
         Total certain expenses                                                  848                   3,413
                                                                              ------                --------
                 Revenue in excess of certain expenses                        $2,424                $  9,115
                                                                              ======                ========




                 The accompanying notes to financial statements
                     are an integral part of this statement.

                          KONOVER AND ASSOCIATES SOUTH

           NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
        THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND THE YEAR ENDED
                                DECEMBER 31, 1997




         1. DESCRIPTION OF PROPERTIES:


         The Konover & Associates South (Konover) properties consist of eleven community shopping centers located in Florida, North Carolina, Virginia, Alabama and Georgia and contain approximately 1,955,000 square feet. At March 31, 1998, the properties were approximately 92% leased.



         2. BASIS OF PRESENTATION:


         Konover is not a legal entity but rather a combination of the operations of certain real estate properties expected to be acquired by FAC Realty Trust, Inc. The accompanying Combined Statement of Revenue and Certain Expenses includes the accounts of the community shopping center properties, each of which is wholly owned by various parties not affiliated with FAC Realty Trust, Inc.


         In accordance with Rule 3-14 of Regulation S-X, the accompanying combined financial statement is not representative of the actual operations for the periods presented as certain revenue and expenses, which may not be comparable to those expected to be incurred by FAC Realty Trust, Inc. in the proposed future operations of the aforementioned properties, have been excluded. Interest income has been excluded from revenue. Expenses excluded consist of depreciation and amortization, management fees, general and administrative and interest expenses not directly related to future operations. Management is not aware of any other material factors that would cause the accompanying Combined Statement of Revenue and Certain Expenses to not be indicative of the future operations of Konover.



         3. SIGNIFICANT ACCOUNTING POLICIES:


         REVENUE RECOGNITION


         Minimum rental income is recognized on a straight-line basis over the term of the lease. Certain lease agreements contain provisions which provide for rents based on a percentage of sales and certain leases provide for additional rents based on a percentage of sales volume above a specified breakpoint and reimbursement of real estate taxes, insurance, advertising, utilities and certain common area maintenance
         (CAM) costs. These additional rents are reflected on the accrual basis.

         USE OF ESTIMATES


         The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statement and accompanying notes. Actual results could differ from those amounts.


         INTERIM AUDITED FINANCIAL INFORMATION


         The accompanying unaudited financial information for the three months ended March 31, 1998, has been prepared consistent with the rules and regulations of the Securities and Exchange Commission governing the preparation of the amounts for the year ended December 31, 1997. Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary to present fairly the Combined Statement of Revenue and Certain Expenses for the three months ended March 31, 1998, have been included. The results of operations for the three-month period ended March 31, 1998, are not necessarily indicative of the results for the full year.



         4. LEASES:


         The Konover properties are being leased to tenants under operating leases that will expire through 2033.


         Expected future minimum rents to be received over the next five years and thereafter from tenants for leases in effect at December 31, 1997, are as follows (in thousands):


                      1998                      $  12,350
                      1999                         11,150
                      2000                         10,100
                      2001                          9,240
                      2002                          8,100
                      Thereafter                   56,515
                                                ---------
                                                 $107,455
                                                =========
         Konover leases the land for one shopping center. Annual expense related to this lease is approximately $27,000 through 2026.

         PRO FORMA INFORMATION




         The following sets forth unaudited pro forma financial information for FAC Realty Trust, Inc. (the Company) as of March 31, 1998 and December 31, 1997, after giving effect to the acquisition of community shopping centers from Konover (the Transaction) as described in Note 1 hereto.


         The unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the Transaction had occurred on December 31, 1997. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 1998 and for year ended December 31, 1997 is presented as if the Transaction had occurred as of the beginning of each period presented.


         In management's opinion, all material adjustments necessary to reflect the transaction described above are presented in the pro forma adjustments columns, which are further described in the notes to the unaudited pro forma financial information.


         The unaudited Pro Forma Condensed Consolidated Balance Sheet and the unaudited Pro Forma Condensed Consolidated Statements of Operations
         should be read in conjunction with the Consolidated Financial Statements of the Company and Notes thereto. The unaudited Pro Forma Condensed Consolidated Balance is not necessarily indicative of what the actual financial position of the Company would have been at March 31, 1998, nor does it purport to represent the future financial position of the Company. The unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming the aforementioned transactions had been consummated as of the beginning of the respective periods, nor does it purport to represent the results of operations for future periods.

                                   FAC Realty
              Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 (In Thousands)

                                                                 As of March 31, 1998
                                 ------------------------------------------------------------------------------
                                                                 Pro Forma Adjustments
                                                  -----------------------------------------------------
                                                     Acquired Properties          Probable Acquisition
                                                  ----------------------------   ----------------------
                                                  Rodwell/          Other                             Pro Forma
                                 Historical (A)    Kane    (B)  Acquisition (C)  Konover   (D)      Consolidated
                                 -------------------------------------------------------------------------------
                                                (Unaudited)     (Unaudited)     (Unaudited)         (Unaudited)

Income Producing Properties, net    345,191      57,147    (1)       3,103  (5)   99,763   (8)        505,204
Properties Under Development          6,456                                                             6,456
Properties Held for Sale             12,490                                                            12,490
Investments in Joint Ventures         4,283                                                             4,283
Other Assets                         35,206      (3,499)   (4)        (763) (7)   (7,015)              23,929
                                ------------------------------------------------------------------------------
                                    403,626      53,648              2,340        92,748              552,362
                                ------------------------------------------------------------------------------
Debt on income producing properites 232,575      44,344    (2)       2,340  (6)   75,799   (9)        355,058
Other Liabilities                     8,124                                        6,750   (12)        14,874
Minority Interest                                 9,304    (3)                    10,199   (10)        19,503
Convertible Preferred Stock          19,162                                                            19,162
Warrants                                  9                                                                 9
Common Stock                            119                                                               119
APIC                                145,332                                                           145,332
Deferred Compensation                  (279)                                                             (279)
Retained Deficit                     (1,416)                                                           (1,416)
                                -------------------------------------------------------------------------------
                                    403,626     53,648              2,340         92,748              552,362
                                -------------------------------------------------------------------------------


Adjustments (dollars in thousands):

(A) Reflects the Company's historical condensed consolidated balance sheet as of December 31, 1997

(B) Reflects the following pro forma adjustments related to the acquired properties from Rodwell/Kane:
(1)  total acquisition costs of $57,148
(2)  the assumption of existing debt of $44,344
(3)  the issuance of 974,347 operating units
(4)  the use of cash

(C) Reflects the following pro forma adjustments related to the acquired property at Danville:
(5)  total acquisition costs of $3,103
(6)  the assumption of existing debt of $2,340
(7)  the use of cash in connection with the acquisition

(D) Reflects the following pro forma adjustments related to the acquired properties from Rodwell/Kane:
(8)  total acquisition costs of $99,763
(9)  the assumption of existing debt of $75,799
(10) the proposed issuance of 1,073,584 operating partnership units
(11) the proposed use of cash
(12) the issuance of a note payable of $6,750


                                   FAC Realty
         Unaudited Pro Forma Condensed Consolidated Statement of Income
                                 (In thousands)


                                                                              Year Ending December 31, 1997
                                                                                   Pro Forma Adjustments
                                                               ---------------------------------------------------------
                                                                     Acquired Properties            Probable Acquisition
                                                               ---------------------------------    --------------------
                                                                  Rodwell/          Other                               Pro Forma
                                              Historical     (A)    Kane    (B)  Acquisition    (C)    Konover    (D)  Consolidated
                                             --------------------------------------------------------------------------------------
                                                                (Unaudited)      (Unaudited)         (Unaudited)       (Unaudited)

Revenues                                       53,726              6,939    (1)      374        (6)     12,528     (8)     73,567
Property Operating Expenses                    15,671              1,189    (1)       57        (6)      3,413     (9)     20,330
General and Administrative                      6,397                200    (2)                            320    (10)      6,917
Depreciation and Amortization                  15,652              1,465    (3)       80        (7)      2,076    (11)     19,273
Interest Expense                               16,436              3,500    (4)      230        (8)      6,280    (12)     26,446
Extraordinary loss on extinguishment of debt      986                  0                                                      986
Minority Interest                                                    (63)   (5)        0       (10)        (72)   (13)       (135)
                                             --------------------------------------------------------------------------------------
Net income (loss)                              (1,416)               648               7                   511               (250)
                                             ======================================================================================

                                                                                                                           --------
Loss per share                                                                                                              (0.01)
                                                                                                                           ========


Adjustments:

(A) Reflects the Company's historical condensed consolidated statements of operations for the year ended December 31, 1997

(B) Reflects the unaudited pro forma adjustments for the purchase of the acquired properties from Rodwell/Kane:

     (1) the historical operating activity of the acquired properties less management fee of $286 earned by the Company for the year ended December 31, 1997

     (2) the increase in general and administrative costs associated with the management and operations of the acquired properties

     (3) the depreciation expense based on the new accounting basis of the properties based on a 39 year life

     (4) Reflects the additional interest expense on debt of $44,397 at interest rates ranging between 7.4% and 10.7% and a weighted average interest rate of 8.2% at December 31, 1997

     (5) the minority interests in earnings

(C) Reflects the unaudited pro forma adjustments for the purchase of a property from an unrelated third party:

     (6) the historical operating activity of the acquired property prior to its acquisition on January 7, 1998

     (7) the depreciation expense based on the new accounting basis of the properties based on a 39 year life

     (8) Reflects the additional interest expense on debt of $2,340 at interest rate of 8.4%

(D) Reflects the unaudited pro forma adjustments for the purchases of the acquired properties from Konover:

     (9) the historical operating activitiy of the acquired properties

     (10) the increase in general and administrative costs associated with the management and operations of the acquired properties

     (11) the depreciation expense based on the new accounting basis of the properties based on a 39 year life

     (12) Reflects the additional interest expense on debt of $75,800 at interest rates ranging between 6% and 9.2% and a weighted average interest rate of 8.3% at December 31, 1997

     (13) the minority interests in earnings






                                   FAC Realty
         Unaudited Pro Forma Condensed Consolidated Statement of Income
                                 (In thousands)


                                                                          Three Month Period Ending March 31, 1998
                                                                                     Pro Forma Adjustments
                                                               ---------------------------------------------------------
                                                                     Acquired Properties            Probable Acquisition
                                                               ---------------------------------    --------------------
                                                                  Rodwell/          Other                               Pro Forma
                                              Historical     (A)    Kane    (B)  Acquisition    (C)    Konover    (D)  Consolidated
                                             --------------------------------------------------------------------------------------
                                              (Unaudited)       (Unaudited)      (Unaudited)         (Unaudited)        (Unaudited)

Rental Revenues                                13,929              1,138    (1)        7        (7)      3,272    (10)     18,346
Property Operating Expenses                     4,149                350    (2)        1        (7)        848    (10)      5,348
General and Administrative                      1,527                  9    (3)                             80    (11)      1,616
Depreciation and Amortization                   3,973                366    (4)        1        (8)        520    (12)      4,860
Interest Expense                                4,381                875    (5)        6        (9)      1,575    (13)      6,837
Minority Interest                                                    (17)   (6)                            (51)   (14)        (68)
                                             --------------------------------------------------------------------------------------
Net income (loss)                                (101)              (445)             (1)                  300               (247)
                                             ======================================================================================

                                                                                                                           --------
Loss per share                                                                                                              (0.01)
                                                                                                                           ========


Adjustments:

(A) Reflects the Company's historical condensed consolidated statements of operations for the three months ended March 31, 1998

(B) Reflects the unaudited pro forma adjustments for the purchases of the acquired properties from Rodwell/Kane:

     (1) the historical operating activity of the acquired properties less management fee income earned by the Company of $666 for the management of the Rodwell/Kane properties for the three months ended March 31, 1998

     (2) the historical operating activity of the acquired properties

     (3) the increase in general and administrative costs associated with the management and operations of the acquired properties

     (4) the depreciation expense based on the new accounting basis of the properties based on a 39 year life

     (5) Reflects the additional interest expense on assumed debt of $44,397 at interest rates ranging between 7.4% and 10.7% and a weighted average interst rate of 8.2% at March 31, 1998

     (6) the minority interests in earnings

(C) Reflects the unaudited pro forma adjustments for the purchase of a property from an unrelated third party:

     (7) the historical operating activity of the acquired property prior to its acquisition on January 7, 1998

     (8) the depreciation expense based on the new accounting basis of the properties based on a 39 year life

     (9) Reflects the additional interest expense on debt of $2,340 at interest rate of 8.4%

(D) Reflects the unaudited pro forma adjustments for the purchases of the acquired properties from Konover:

     (10) the historical operating activity of the acquired properties

     (11) the increase in general and administrative costs associated with the management and operations of the acquired properties

     (12) the depreciation expense based on the new accounting basis of the properties based on a 39 year life

     (13) Reflects the additional interest expense on debt of $75,800 at interest rates ranging between 6% and 9.2% and a weighted average interest rate of 8.3% at March 31, 1998

     (14) the minority interests in earnings

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.       Basis of Presentation

         The accompanying Unaudited Condensed Consolidated Pro Forma Financial Statements of FAC Realty Trust, Inc. (the Company) have been prepared in accordance with the instructions to Form 8-K and do not include all of the information and notes required by generally accepted accounting principals for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and notes thereto for the year December 31, 1997, included in the Company's form 10-K dated April 15, 1998.

                                INDEX TO EXHIBITS



Exhibit

2.1 Master Agreement by and among the FAC Realty Trust, Inc., FAC Properties, L.P., Konover Management South Corp. and the other parties set forth therein (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ending March 31,
                           1998)

23.1                       Consent of Arthur Andersen LLP